SOFTWARE ACCEPTANCE AND DISTRIBUTION AGREEMENT



This Agreement is entered into by and between Lucent Technologies Inc., with a place of business at 211 Mt. Airy Rd., Basking Ridge, New Jersey 07920 (hereinafter called LUCENT) and Spanlink Communications, Inc. with a place of business at One Main Street SE, Minneapolis, Minnesota 55414 (hereinafter called SPANLINK).

The effective date of this Agreement shall be the later of the dates this Agreement has been executed by the respective parties.

ARTICLE 1 - RECITALS

WHEREAS, SPANLINK has the right to license PRODUCT specified in Exhibit A; and

WHEREAS, LUCENT desires to obtain rights to PRODUCT described hereinafter; and

WHEREAS, SPANLINK desires to provide LUCENT with such rights upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions set forth in this Agreement, the parties agree as follows:

ARTICLE 2 - LICENSE GRANT

A. SPANLINK grants LUCENT, subject to payment terms set forth in Exhibit B, a nonexclusive, worldwide right and license to use, demonstrate, market, sub-license, and distribute copies of PRODUCT supplied to LUCENT by SPANLINK in object code form. SPANLINK also grants to LUCENT a non-exclusive, royalty-free license to (i) use and reproduce the PRODUCT for purposes of evaluation by LUCENT and internal LUCENT acceptance and (ii) reproduce demonstration copies of each PRODUCT supplied to LUCENT by SPANLINK solely for the purpose of marketing and promoting the PRODUCT and training customers in its use. For purposes of this paragraph "demonstration copies" means the version of the PRODUCT contained in demonstration kits, a master copy of which shall be supplied to LUCENT at a cost equal to the out of pocket costs paid by SPANLINK to third parties for the actual development of the master demonstration copy. All demonstration copies shall be tracked by LUCENT and shall not be used for resale.

B. The license grants to LUCENT in this Agreement shall extend to any present or future LUCENT subsidiary or associated company thereof ("LUCENT AFFILIATE"). LUCENT shall use its best efforts to provide SPANLINK with an up to date list of all LUCENT AFFILIATES selling the PRODUCT on behalf of LUCENT.

ARTICLE 3 - REPORTS

LUCENT shall render monthly reports within thirty (30) days from the end of each calendar month specifying the number of demonstration copies produced and delivered to potential customers, the number of copies of the PRODUCT and the number of copies of the documentation delivered to LUCENT's customers during the previous month.

ARTICLE 4 - AUDIT

SPANLINK shall have the right to engage an independent accounting firm (or with the consent of LUCENT, SPANLINK may use properly trained SPANLINK employees) to audit LUCENT's sales information, reporting systems and warranty records (including those of LUCENT AFFILIATES) to establish the accuracy and timeliness of reports made to SPANLINK by LUCENT. The information provided to SPANLINK by the accounting firm shall be limited to the firm's opinion on the accuracy and timeliness of reports made by LUCENT; in all other cases, the accounting firm shall be required to hold all information strictly confidential. The audit may be conducted not more than once a year, and LUCENT shall not unreasonably withhold its consent to the time of the audit and SPANLINK's choice of accounting firm. The accounting firm shall be bound by a non-disclosure agreement in the form to be provided by LUCENT to ensure compliance with this paragraph and shall provide LUCENT with a copy of its audit report. If the audit discloses a discrepancy, SPANLINK shall immediately pay LUCENT the amount of any overpayment made by LUCENT and LUCENT shall immediately pay SPANLINK the amount of any underpayment.

ARTICLE 5 - RIGHTS TO PRODUCT

Except as specifically set forth in this Agreement and in the Exhibits, all rights to and interest in the PRODUCT remain the exclusive property of SPANLINK. No interest in any software, products or materials developed by LUCENT shall pass to SPANLINK under this Agreement, even though such software, products or materials may interact with the PRODUCT or be embedded therein, or be functionally similar to the PRODUCT as long as it does not infringe on any intellectual property owned by SPANLINK.

ARTICLE 6 - DELIVERABLES

A. SPANLINK agrees to deliver to LUCENT a Golden Master of the PRODUCT software and product documentation, and the other deliverable items set forth in Exhibit A. The Source Code for the PRODUCT is subject to the Escrow Agreement attached hereto as Exhibit E.

B. In addition, SPANLINK shall promptly deliver to LUCENT all PRODUCT enhancements, improvements, system modifications, updates and new releases ("enhancements") made available by SPANLINK to any of its customers at charges mutually agreed upon between the parties. Error updates and "bug fixes" will be delivered at no additional charge. Such Enhancements shall be considered PRODUCT subject to all terms and conditions of this Agreement and the Parties agree to amend Exhibit B appropriately to provide for payment terms for such enhancements.

C. Deliveries by SPANLINK under this Agreement shall be to the LUCENT facility or to such other address, as may be specified by LUCENT.

ARTICLE 7 - TAXES

If applicable SPANLINK shall pay all taxes, customs duties, levies, and other similar charges (including any related interest and penalties), however designated, imposed by any jurisdiction upon the existence or operation of this Agreement; provided, however, that LUCENT shall reimburse SPANLINK for applicable U.S., state and local sales and use taxes which are billed as a separate item, unless LUCENT provides SPANLINK with a valid exemption certificate. LUCENT shall have the right to have SPANLINK contest with the imposing jurisdiction, at LUCENT expense, any such taxes that LUCENT deems as improperly imposed. Notwithstanding anything to the contrary contained herein, foreign withholding taxes shall not be paid by SPANLINK nor deducted from sales reported by LUCENT.

ARTICLE 8 - PAYMENTS

A. LUCENT shall provide SPANLINK with reports in accordance with the provisions of ARTICLE 3 - REPORTS. All payments due to SPANLINK under this Agreement shall be made on a quarterly basis within thirty (30) days from the date of the end of the quarter in which the PRODUCT was sold by LUCENT or a LUCENT AFFILIATE.

B. If LUCENT reproduces copies of demonstration kits pursuant to paragraph A of ARTICLE 2 - LICENSE GRANT, no payment of any kind shall be due to SPANLINK for the distribution of such reproduced copies provided such copies are tracked by LUCENT reported pursuant to ARTICLE 3 - REPORTS and not used for resale.

ARTICLE 9 - MISCELLANEOUS EXPENSES

LUCENT and SPANLINK shall each pay all travel expenses of its respective employees, except where reimbursement of travel expenses is specifically agreed to between the parties in advance. In the latter case, reimbursement shall be made for reasonable and auditable travel and living expenses for specified personnel up to a maximum amount to be negotiated between the parties.

ARTICLE 10 - ACCEPTANCE

A. LUCENT shall evaluate the PRODUCT delivered under this Agreement for compliance with the criteria set forth in Exhibit A, and shall submit a written acceptance or rejection to SPANLINK within thirty (30) days after the receipt by LUCENT of the PRODUCT specifying the errors or defects leading to such rejection if rejected. Such written acceptance or rejection shall be transmitted to SPANLINK only by LUCENT, Shipment to and use of the PRODUCT by a customer shall not be deemed acceptance, however, payment pursuant to Exhibit B shall be due to SPANLINK for all PRODUCT shipped to customers whether or not the PRODUCT has been formally accepted. LUCENT shall have the right to accept portions of the PRODUCT. If LUCENT does not notify SPANLINK within such 30-day period of LUCENT'S acceptance or rejection, PRODUCT shall be assumed to have been accepted.

B. If a PRODUCT evaluated pursuant to paragraph A of this Article is rejected, SPANLINK agrees to use its best efforts to correct each error leading to such rejection and the corrected PRODUCT shall be resubmitted for acceptance testing within thirty (30) days following receipt of notice from LUCENT of such errors. LUCENT shall have thirty
         (30) days after the resubmissions of such corrected PRODUCT to accept or reject such PRODUCT. If the corrected PRODUCT passes the acceptance tests, SPANLINK agrees to incorporate the corrections in all future copies of the PRODUCT provided to LUCENT by SPANLINK. SPANLINK further agrees to promptly replace any uncorrected PRODUCT previously supplied to LUCENT under ARTICLE 6 -DELIVERABLES with corrected PRODUCT at no charge to LUCENT.

C. If the errors in a rejected PRODUCT cannot be corrected within the period specified in paragraph B of this Article or if a resubmitted PRODUCT retested by LUCENT during the re-evaluation period is again rejected, then LUCENT shall, at its option (1) accept the PRODUCT at an equitable adjustment in price as may be agreed by the parties, in which case the PRODUCT shall be deemed accepted; (2) afford SPANLINK one or more extensions to correct the PRODUCT for a period or periods to be specified by LUCENT without prejudice to LUCENT rights to thereafter exercise its option under either clause (1) or (3) of this paragraph without further notice to SPANLINK, if the errors have not been corrected; or (3) be entitled to a prompt and full refund of all monies previously paid under this Agreement with respect to such PRODUCT to the extent that such payments relate to a LUCENT customer who has returned such PRODUCT for a refund from LUCENT. If option (3) is exercised, LUCENT may (i) cancel, without charge or obligation, any pending ORDERS for such PRODUCT, (ii) shall have no further obligation to SPANLINK under this Agreement as to such PRODUCT (provided, however, in all events SPANLINK will be entitled to receive and retain all payments under this Agreement for all such PRODUCT actually delivered to and retained by LUCENT customers); (iii) and may elect to terminate this Agreement by written notice to SPANLINK.

ARTICLE 11 - CONTINUING PRODUCT AVAILABILITY

SPANLINK will notify LUCENT, in writing, of any decision to discontinue production, marketing, licensing or other distribution of PRODUCT for any reason including, without limitation, the availability of any upgraded, improved, or changed PRODUCT within thirty (30) days of said decision.

ARTICLE 12 - MARKETING

LUCENT shall have complete authority to market or not market any of all of the PRODUCT as it sees fit so long as LUCENT meets the payment obligations set forth in this Agreement and does not otherwise violate SPANLINK's rights in the PRODUCT. Nothing in this Agreement shall be construed to obligate LUCENT to in any way market, distribute, ship or otherwise utilize any PRODUCT or any portion thereof. Furthermore, should SPANLINK introduce a new version or release of the PRODUCT, LUCENT may, at its sole option, elect not to distribute the new version or release any may continue to distribute any or all earlier versions or releases, including versions obsoleted by SPANLINK. Nothing in this ARTICLE 12 - MARKETING shall be deemed or construed to obligate SPANLINK to provide maintenance support beyond that which is otherwise required by this Agreement.

ARTICLE 13 - WARRANTY

SPANLINK warrants to LUCENT and its customers all of the following:

         1. The PRODUCT will be free from significant errors, will conform to and. perform in accordance with the Documentation and will function properly. The Gold Master Media conveying the PRODUCT will be free from defects in material and workmanship. The PRODUCT will be compatible with and may be used in conjunction with other Software as described in the Documentation. The foregoing warranties extend to the future performance of the PRODUCT and shall continue for ninety (90) days after the PRODUCT is installed at LUCENT's customer site.

         2. Services will be performed in a first-class, workmanlike manner. Services mean (1) Maintenance Services and other services in support of PRODUCT and (2) the subject matter called for by this Agreement and any specifications, drawings, and samples.

         3. Except as disclosed to LUCENT (and for which security codes to "unlock" have been provided), there are no copy protection or similar mechanisms within the PRODUCT which will, either now or in the future, interfere with the grants made in this Agreement.

         4. LUCENT and its customers shall have quiet enjoyment of the PRODUCT.

         5. As to PRODUCT for which SPANLINK does not solely own all intellectual property rights, SPANLINK has full right, power and authority to license the PRODUCT to LUCENT and its customers as provided in this Agreement.

         6. If the PRODUCT, or any portion thereof, is or becomes unusable, totally, or in any respect during the applicable warranty period, or if the Services fail to meet the warranties, SPANLINK will re-perform Services, correct errors, defects and nonconformities and restore the PRODUCT to conforming condition free of significant errors at no cost to LUCENT or its customers. Corrected PRODUCT shall be warranted as set forth in this ARTICLE 13 - WARRANTY.

         7. The PRODUCT does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy, or alter PRODUCT, firmware, or hardware or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the PRODUCT in any manner. SPANLINK shall immediately advise LUCENT, in writing, upon reasonable suspicion or actual knowledge that the PRODUCT provided under this Agreement may result in the harm described above. SPANLINK's liability to LUCENT and its customers for any damage resulting from the harm described above shall be limited to restoring the PRODUCT as set forth in subparagraph 6 above and SPANLINK shall not be liable for any consequential damages arising therefrom.

         8. SPANLINK warrants that PRODUCT will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as it performed before January 1, 2000. This maintenance will be considered part of and covered under the maintenance provisions of this Agreement at no additional charge to LUCENT.

         9. If LUCENT reports a suspected software "bug", SPANLINK will use its best efforts to resolve the issue. If it is discovered that the "bug" is not SPANLINK's responsibility, SPANLINK shall be paid for its efforts at the rates specified in Exhibit D for Post Warranty Tier 4 support.

         10. All warranties shall survive inspection, acceptance and payment.

ARTICLE 14 - TRAINING

A. SPANLINK shall make available to LUCENT those training services defined in Exhibit C of this Agreement on the terms set forth in Exhibit C.

B. LUCENT shall have the right to obtain and distribute course or training materials described in Exhibit C of this Agreement on the terms set forth in Exhibit C.

C. LUCENT shall also have a royalty-free license to use, reproduce and distribute fact sheets, brochures and other promotional literature for PRODUCT, provided that all of SPANLINK's trademarks and other proprietary information is adequately designated and protected.

D. LUCENT will be allowed to purchase from SPANLINK all other training services and training materials developed by SPANLINK relating to the PRODUCT at a price to be agreed upon between LUCENT and SPANLINK plus any out of pocket costs incurred by

         SPANLINK to customize such services or materials to be specific to the PRODUCT or to LUCENT'S needs.

ARTICLE 15 - CUSTOMER LICENSES AND SUPPORT

A. LUCENT is SPANLINK's non-exclusive distributor of the PRODUCT and as such will pass through to LUCENT customers SPANLINK's end user license and warranty and shall provide an end user license and warranty agreement to the customer. All customer licenses for the PRODUCT resulting from LUCENT marketing activities shall extend directly from SPANLINK to the customer in question and shall be perpetual for each such customer.

B. SPANLINK shall not make any representations or warranties which in any way purport to be binding on LUCENT or any LUCENT AFFILIATE. Any warranty that SPANLINK extends in its end user agreement in connection with any PRODUCT furnished or distributed under this Agreement shall specifically exclude SPANLINK's distributors, including specifically LUCENT or any LUCENT AFFILIATE, from any liabilities related to such warranty, and SPANLINK shall further specifically state, in connection with such warranty, that such distributors assume no responsibility and make no representation or warranty whatever with regard to the PRODUCT distributed to such customer.

C. SPANLINK and LUCENT agree that warranty and post-warranty support will be in accordance with Exhibit D.

D. SPANLINK shall provide Tier 4 Warranty support services for PRODUCT to LUCENT and its customers, at no charge upon certification by LUCENT that the PRODUCT is within the ninety (90) day warranty period provided in ARTICLE 13 - WARRANTY. Such services shall include telephone hot line and replacement of defective media as set forth in Exhibit D. Post Warranty Tier 4 support shall be provided by SPANLINK at the rates specified in Exhibit B and shall be billed by SPANLINK to the requesting LUCENT organization. All Warranty support will be in U.S. English language only.

ARTICLE 16 - TERM, TERMINATION AND DEFAULT

A. The term of this Agreement shall be three (3) years from its effective date unless earlier terminated pursuant to this Agreement. LUCENT and SPANLINK may mutually agree in writing to extend such term for successive one (1) year periods. Additionally, either party may terminate this Agreement if the other party is in default. A party to this Agreement will be in default if it commits a material breach or if it ceases normal operations or becomes insolvent.

B. In no event shall either party terminate by reason of any such default unless written notice detailing such default is given to the other party. The other party shall thereafter have thirty (30) days after such written notice to correct such default; or, if said default cannot reasonably be corrected within said thirty (30) days, the other party shall begin substantial corrective action within said thirty (30) days and shall proceed promptly to correct said default. If such corrective action is not completed within sixty (60) days after such written notice, the party not in default i-nay at its option terminate this Agreement.

C. Upon expiration or termination of this Agreement for any reason, each party shall return and make no further use of property, materials and other items (and all copies thereof) belonging to the other party and relating to this Agreement, unless otherwise mutually agreed to.

D. If this Agreement expires or is terminated for any reason other than default by SPANLINK, the licenses granted under this Agreement are terminated, except that:

                  (i) LUCENT may continue to utilize such licenses to the extent necessary for LUCENT to fulfill its support and maintenance obligations, if any, to its existing customers; and

                  (ii) licenses granted by LUCENT prior to termination of this Agreement, and LUCENT payment obligations, if any, with respect to PRODUCT ordered by LUCENT's customers prior to expiration or termination, shall survive.

         LUCENT shall have no obligation for any payments accruing under this Agreement after such expiration or termination unless LUCENT continues to market the PRODUCT.

E. Upon termination of this Agreement for reason of default by SPANLINK, all the licenses granted to LUCENT under this Agreement shall continue until the end of the term or extension, as the case may be, that would have been in effect pursuant to paragraph A of this Article in the absence of such termination for default. Upon the conclusion of such term or extension, LUCENT rights and obligations with respect to such licenses shall terminate, except for the surviving items specified in clauses (i) and (ii) in paragraph D of this Article.

ARTICLE 17 - INDEMNIFICATION

SPANLINK represents and warrants that it now has and will retain the sufficient right, title and interest in the PRODUCT to make this Agreement. SPANLINK shall indemnify LUCENT for any loss, damage, expense or liability resulting from, and agrees to defend at its expense any suit against LUCENT or its customers based upon, a claim that SPANLINK does not have sufficient right, title, and interest in any of the PRODUCT to make this Agreement, or that any of the PRODUCT violates a trade secret or infringes a patent, a copyright or a tradename. Such indemnity includes, but is not limited to, the amount of any settlement or the damages and costs (including attorneys' fees, if any) awarded in any such suit. LUCENT shall promptly notify SPANLINK in writing of any notice of claim or of threatened or actual suit, and at SPANLINK's request and expense, shall afford SPANLINK cooperation for the defense or settlement of the same; provided, however, that SPANLINK shall not make any statement on LUCENT's behalf that would constitute an admission against interest by LUCENT, nor enter into any settlement adversely affecting LUCENT's rights, without the prior written consent of LUCENT. Upon such settlement, or in the event of an award adverse to LUCENT in any such action, SPANLINK shall post bond or the security acceptable to LUCENT in an amount sufficient to assure payment in full of such settlement or such damages and costs, as the case may be.

In the event an injunction is entered against LUCENT in such suit wherein LUCENT is enjoined from-using such PRODUCT, SPANLINK shall use its best efforts to procure for LUCENT the right to continue to use the PRODUCT or replace or modify such PRODUCT to make them non-infringing. Any such replacement or modification shall meet substantially the specifications set out in Exhibit A. The provision of such replacement or modification shall not relieve SPANLINK of the obligations set forth in the preceding paragraph. The replacement or modification shall be considered a PRODUCT subject to all terms and conditions (including acceptance) under this Agreement.

SPANLINK agrees to notify LUCENT immediately if any U.S. or foreign patent is cited against the PRODUCT or if any legal action of the type contemplated in this Article is commenced or threatened.

ARTICLE 18 - COPYRIGHT NOTICE

LUCENT will not alter or delete any SPANLINK copyright notice appearing on the container or a labels of the PRODUCT in object form.

ARTICLE 19 - ASSIGNMENT

SPANLINK shall not assign any right or interest under this Agreement (excepting monies due or to become due) nor delegate any work or other obligation to be performed by or owed under this Agreement without the prior written consent of LUCENT. Any attempted assignment or delegation in contravention of the above provisions shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) SPANLINK shall not have given LUCENT at least thirty (30) days prior written notice of such assignment and (2) such assignment attempts to impose upon LUCENT obligations to the assignee additional to the payment of such monies, or to preclude LUCENT from dealing solely and directly with SPANLINK in all matters pertaining to this Agreement including the negotiation of amendments or settlements of charges due.

ARTICLE 20 - USE OF SPANLINK'S TRADENAME

LUCENT may use SPANLINK's trademarks.. tradenames, and tradedress (hereafter tradename) in marketing the PRODUCT under the following conditions:

         1. In order to enable SPANLINK to maintain control of the use of its tradename, LUCENT agrees to submit samples of the usage of said tradename to SPANLINK for its review and approval which approval will not be unreasonably withheld. PRODUCT and materials generated and released by LUCENT will be consistent with the samples reviewed by SPANLINK.

         2. The rights of LUCENT to use any tradename of SPANLINK will cease at the termination of this Agreement.

         3. Use of SPANLINK tradenames by LUCENT will bear no royalty.

         4. All rights and goodwill in any SPANLINK tradename will remain with SPANLINK (except the rights specifically licensed in this Agreement) and any use by LUCENT of any such tradename will inure to the benefit of SPANLINK.

         SPANLINK shall supply to LUCENT a list of the countries where SPANLINK's rights to use a tradename have been established by registration or other appropriate official procedures and will update such list as appropriate during the term of this Agreement; and if no registration has been made in any country, SPANLINK shall so state. LUCENT shall have the option, at its own expense, to seek such registration in any country on behalf of SPANLINK.

ARTICLE 21 - CONFIDENTIALITY OF THE AGREEMENT

The terms and conditions of this Agreement are confidential and shall not be disclosed to third parties, without the written agreement of both parties hereto, except to the extent required by a court or regulatory agency of competent jurisdiction. LUCENT is allowed to mention in its promotional literature and advertising that the licensed PRODUCT has been provided to LUCENT by SPANLINK only after SPANLINK's prior written approval, which shall not be unreasonably withheld. SPANLINK shall not issue or release for publication any articles or advertising or publicity matter relating to work under this Agreement or mentioning or implying the name or identification of LUCENT, any LUCENT AFFILIATES or any of their respective personnel, unless prior written approval (which shall not be unreasonably withheld) is granted by LUCENT. The term "identification" includes any tradename, trademark, service mark, insignia, symbol or any simulation thereof.

ARTICLE 22 - EXPORT

LUCENT shall not export the PRODUCT, or any other information supplied to LUCENT by SPANLINK under this Agreement, contrary to the laws of the United States. SPANLINK shall not export any LUCENT Information, or any other items supplied to SPANLINK under this Agreement by LUCENT, contrary to the laws of the United States.

ARTICLE 23 - LUCENT RIGHT TO COMPARABLE PRODUCT

This Agreement does not grant to SPANLINK any exclusive privileges or rights related to supplying to LUCENT any products or services comparable to the PRODUCT, and LUCENT may contract with other manufacturers and suppliers for the development or procurement of such comparable products and services so long as LUCENT uses its best efforts to avoid confusion of SPANLINK's PRODUCT with the products of other manufacturers and suppliers.

ARTICLE 24 - NOTICES AND REQUESTS

Any notice or request which, under the terms of this Agreement or under any statute, must or may be given or made by SPANLINK or LUCENT shall be in writing and shall be given or made by telegram, facsimile or similar communication or by certified or registered mail addressed to the respective parties as follows:

To:               Lucent Technologies Inc.
                  Global Procurement Organization
                  211 Mt. Airy Rd.
                  Basking Ridge, New Jersey 07920

                  Attn.:   Procurement Manager

Copy To:          BCS Sourcing Manager

To:               Spanlink Communications, Inc.
                  One Main Street SE
                  Minneapolis, Minnesota 55414

                  Attn.: Chief Financial Officer

Such notice or demand shall be deemed to have been given or made when sent by telegram, facsimile or other communication or when deposited, postage prepaid in the U.S. mail.

The above addressees may be changed at any time by giving prior written notice as above provided.

ARTICLE 25 - CONTROLLING LAW

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey, excluding its choice of law rules.

ARTICLE 26 - DISPUTES

A. Any controversy or claim, whether based on contract, tort, strict liability, fraud, misrepresentation, or any other legal theory, related directly or indirectly to this Agreement (the "Dispute") shall be resolved solely in accordance with the terms of this Section.

B. If the Dispute cannot be settled by good faith negotiation between the parties, LUCENT and SPANLINK will submit the Dispute to non-binding mediation. If complete agreement cannot be reached within thirty (30) days of submission to mediation, any remaining issues will be resolved by binding arbitration in accordance with Sections C and D of this Article 26. The Federal Arbitration Act, 9 U.S.C. Sections I to 15, not state law, will govern the arbitrability of all Disputes.

C. A single arbitrator who is knowledgeable in the telecommunications field or in commercial matters will conduct the arbitration. The arbitrator's decision and award will be final and binding and may be entered in any court with jurisdiction. The arbitrator will not have authority to modify or expand any of the provisions of this Agreement.

D. Any mediation or arbitration commenced pursuant to this Agreement will be conducted under the then current rules of the alternate dispute resolution (ADR) firm selected by the parties. If the parties are unable to agree on an ADR firm, the parties will conduct the mediation and, if necessary, the arbitration under the then current rules and supervision of the American Arbitration Association (AAA). LUCENT and SPANLINK will bear its own Attorneys' fees associated with the mediation and, if necessary, the arbitration. LUCENT and SPANLINK will pay all other costs and expenses of the mediation/arbitration as the rules of the selected ADR firm provide.

E. Any Dispute either party has against the other with respect to this Agreement must be brought in accordance with this Section and must be brought within two (2) years after the cause of action arises.

ARTICLE 27 - GENERAL

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of SPANLINK and LUCENT shall be construed and enforced accordingly.

Subject to limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs and assigns.

ARTICLE 28 - FORCE MAJEURE

The obligations of LUCENT and SPANLINK under this Agreement shall be temporarily suspended in the event of strikes, riots, war, invasion, fire, explosion, accident, delays in carriers, acts of God and all other delays beyond the obligated party's reasonable control, and any failure to perform by that party as a result of any such interference or interruption shall not be deemed a default. Performance may be suspended for the period of any such delay. The party whose performance is suspended shall notify in writing the other party within fifteen (15) days of such suspension. In the event that the performance by one party is delayed by at least sixty (60) days for any reason contemplated in this Article, the other party may elect to terminate this Agreement, or an ORDER, on written notice.

ARTICLE 29 - USE OF INFORMATION

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise, owned or controlled by LUCENT (Information) furnished to or acquired by SPANLINK under this Agreement , or in contemplation of this Agreement, shall remain LUCENT property unless otherwise agreed upon between the parties. All copies of such Information in written, graphic or other tangible form shall be returned to LUCENT at its request. Unless such Information was previously known to SPANLINK free of any obligation to keep it confidential, or has been or is subsequently made public by LUCENT or a third party, it shall be kept confidential by SPANLINK, shall be used only in performing under this Agreement, and may not be used for other- purposes except upon such terms as may be agreed upon between SPANLINK and LUCENT in writing. Provided, however, LUCENT specifically agrees that SPANLINK may offer and distribute the U.S. English and Spanish versions of LUCENT provided basic speech and custom speech prompts through SPANLINK's other sales and distribution channels.

ARTICLE 30 - CREDITS AND REFUNDS

All credits and refunds to LUCENT from SPANLINK under this Agreement shall, unless otherwise specified in this Agreement, be made within thirty (30) days of LUCENT return of PRODUCT to SPANLINK.

ARTICLE 31 - EXCLUSION OF LICENSES

No licenses, express or implied, under any patents or copyrights are granted by LUCENT to SPANLINK under this Agreement.

ARTICLE 32 - SPANLINK'S INFORMATION

No specifications drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written oral or otherwise, furnished by SPANLINK to LUCENT under this Agreement, or in contemplation of this Agreement shall be considered by SPANLINK and LUCENT to be confidential or proprietary unless otherwise marked as confidential or proprietary.

ARTICLE 33 - NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

ARTICLE 34 - INSURANCE AND LIABILITY

SPANLINK shall maintain and cause SPANLINK's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the work is performed, (2) employer's liability insurance with limits of at least $300,000 each occurrence, and (3) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence and
(4) Comprehensive General Liability (CGL) insurance, including Blanket Contractual Liability, and Broad Form Property damage, with limits of at least S1,000,000 combined single limit for personal injury and property damage for each occurrence, and (5) if the furnishing to LUCENT (by sale or otherwise) of products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $3,000,000 for each occurrence. All CGL insurance shall designate LUCENT as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage.

SPANLINK agrees that SPANLINK, SPANLINK's insurer(s) and anyone claiming by, through, under- or in SPANLINK's behalf shall have no claim, right of action or right of subrogation against LUCENT and its customers based on any loss or liability insured against under the foregoing insurance. SPANLINK and SPANLINK's subcontractors shall furnish prior to the start of work certificates or adequate proof of the foregoing insurance, including copies of the endorsements and insurance policies. Such insurance policies or endorsements shall provide that LUCENT be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

All persons furnished by SPANLINK shall be considered solely SPANLINK's employees or agents, and SPANLINK shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions from them when required by law. SPANLINK agrees to indemnify and save harmless LUCENT, its affiliates and its customers and their officers, directors, employees, successors and assigns (all hereinafter referred to as LUCENT) from and against any losses, damages, claims, demands, suits, liabilities and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused or alleged to have been caused by or on account of the performance of the work or services performed by SPANLINK or person furnished by SPANLINK, (2) assertions under Worker's Compensation or similar acts made by persons furnished by SPANLINK or by a subcontractor, or by reason of any injuries to such persons for which LUCENT would be responsible under Worker's Compensation or similar acts if the persons were employed by LUCENT, or (3) any failure by SPANLINK to perform SPANLINK's obligations under this Article. SPANLINK agrees to defend LUCENT at LUCENT request, against any such claim, demand or suit. LUCENT agrees to notify SPANLINK within a reasonable time of any written claims or demands against SPANLINK for which SPANLINK is responsible under this Article.

ARTICLE 35 - PLANT RULES AND GOVERNMENT CLEARANCE

All persons furnished by either party shall, while on the premises of the other party and its customers, comply with all rules and regulations specified by that party.

ARTICLE 36 - SURVIVAL OF OBLIGATIONS

SPANLINK's obligations under Articles DELIVERABLES, USE OF INFORMATION, WARRANTY, INDEMNIFICATION, COMPLIANCE WITH LAWS, and INSURANCE AND LIABILITY, and both parties' obligations under Articles CONTROLLING LAW, GENERAL, and RELEASES VOID shall survive expiration or termination of this Agreement.

ARTICLE 37 - EXHIBITS INCORPORATED

Exhibits A through E are included herein and made a part hereof.

ARTICLE 38 - ENTIRE AGREEMENT

This-Agreement shall incorporate the typed or written provisions on LUCENT's ORDERS issued pursuant to this Agreement, and this Agreement as supplemented by such provisions shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except by a writing signed by SPANLINK and LUCENT. Printed provisions on the reverse side of LUCENT ORDERS and all provisions on SPANLINK's forms shall be deemed deleted. Additional or different terms inserted in this Agreement by SPANLINK, or deletions thereto, whether by alternations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by LUCENT in writing. Estimates or forecasts furnished by LUCENT shall not constitute commitments. SPANLINK has entered into this agreement on their own business judgment and not in reliance upon any forecasts or estimates provided by LUCENT THE PROVISIONS OF THIS AGREEMENT SUPERSEDE ALL PRIOR ORAL AND WRITTEN QUOTATIONS, COMMUNICATIONS, AGREEMENTS AND UNDERSTANDINGS OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.


IN WITNESS WHEREOF, the parties have executed this Agreement. All signed copies of this Agreement shall be deemed originals.

         SPANLINK COMMUNICATIONS, INC.         LUCENT TECHNOLOGIES, INC.

         By: /s/ Patrick P. Irestone           By: /s/ Jirina Svenkova

         Name (Print): Patrick P. Irestone     Name (Print): Jirina Svenkova

         Title: President and COO              Title: Sr. Procurement Specialist

         Date: 12/31/96                        Date: 12/23/96